UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) June 1, 2007

                   Jupiter Marine International Holdings, Inc.
                   -------------------------------------------
             (Exact name of registrant as specified in its charter)


           Florida                     0-26617                  65-0794113
           -------                     -------                  ----------
(State or other jurisdiction   (Commission File Number)        (IRS Employer
      of incorporation)                                     Identification No.)

            1303 10th Street East
              Palmetto, Florida                                  34221
              -----------------                                 --------
   (Address of principal executive offices)                    (Zip Code)

       Registrant's telephone number, including area code: (941) 729-5000

              3391 S.E. 14th Avenue, Port Everglades, Florida 33316
              -----------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

         Effective June 1, 2007, the Company terminated its lease of its executive offices and manufacturing plant located in Port Everglades, Florida. Effective June 1, 2007 the Company's executive offices and manufacturing operations are exclusively located in Palmetto, Florida. The Company's new executive offices are located at 1303 10th Street East, Palmetto, Florida. The executive offices are leased under a two year agreement at approximately $4,491 per month, with a one year option to renew at approximately $4,626 per month. All manufacturing operations have been consolidated under the Company's existing Palmetto facility. These facilities have sufficient capacity to maintain the Company's current operations. In connection with the termination of the Port Everglades lease, the Company discovered soil contamination within the Port Everglades property. The Company is responsible for the environmental clean up costs of the contaminated soil. On the basis of preliminary testing, the Company believes the total cost of the clean up will be approximately $225,000. However, the final cost can not be determined until additional tests are completed.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: June 1, 2007                JUPITER MARINE INTERNATIONAL HOLDINGS, INC.

                                  BY: /s/ CARL HERNDON
                                      ----------------------------------------
                                      Carl Herndon, Chief Executive Officer






















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